SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

| | Preliminary Proxy Statement      |_| Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement

|_| Definitive Additional Materials

|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                HEALTHWATCH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  |X|   No fee required.

  |_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)    Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
      (2)    Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
      (5) Total fee paid:

  |_|   Fee paid previously with preliminary materials.

  |_|   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)    Amount Previously Paid:

--------------------------------------------------------------------------------
      (2)    Form, Schedule or Registration Statement No.:

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      (3)    Filing Party:

--------------------------------------------------------------------------------
      (4)    Date Filed:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                                HEALTHWATCH, INC.




To the Shareholders of HealthWatch, Inc.:


     PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of HealthWatch, Inc., will be held at 11:00 a.m. (Pacific time) on Tuesday, March 31, 1998, at the Company's offices, 2445 Cades Way, Vista, California, to consider and act upon the following matters:

         I.       To elect directors.

         II. To approve an amendment to the Company's Articles of Incorporation to increase the authorized Common Stock to 50 million shares, par value $.01 per share, and to increase the Preferred Stock to 5 million shares, par value $.01 per share.

         III.     To  approve  an  amendment  to  the   Company's   Articles  of
                  Incorporation   to  change   the   Company's   name  to  Tesyn
                  Incorporated.

         IV. To transact such other business as may properly come before the meeting.

     Accompanying this Notice are a Proxy and Proxy Statement and a copy of the Company's 1997 Annual Report on Form 10-KSB and Report on Form 10-QSB for the Quarter ended December 31, 1997, as filed with the Securities and Exchange Commission. Whether or not you expect to be present at the meeting, please sign and date the Proxy and return it to the Company. The Proxy may be revoked at any time prior to the time that it is voted. Only shareholders of record at the close of business on February 5, 1998, will be entitled to vote at the meeting.


                                            BY ORDER OF THE BOARD OF DIRECTORS
                                            Paul W. Harrison
                                            Chairman of the Board


March 16, 1998

                                 PROXY STATEMENT

                                HEALTHWATCH, INC.

                                 2445 Cades Way
                             Vista, California 92083

                         Annual Meeting of Shareholders

                                 March 31, 1998

                                     GENERAL

     The enclosed Proxy is solicited by the Board of Directors of HealthWatch, Inc. ("HealthWatch" or the "Company"). Such solicitation is being made by mail and may also be made by directors, officers, and employees of the Company personally or by telephone. Any Proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the Proxy by filing with the Company either a written revocation or a later dated Proxy or by attendance and voting in person at the meeting. Shares represented by Proxies will be voted as specified in such Proxies, and if no choice is specified, will be voted in favor of the Board of Directors' nominees to the Board and for the amendments to the Articles of Incorporation.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the Proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. Directors will not be separately compensated for soliciting proxies. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock. This Proxy Statement and accompanying form of Proxy are being mailed to shareholders on or about March 16, 1998.

                               REVERSE STOCK SPLIT

     The Company's Common Stock is listed on the Nasdaq Small Cap Market. The Nasdaq Stock Market, Inc. recently adopted rules requiring, among other things, that all stocks listed on Nasdaq maintain a minimum bid price of $1.00 per share. On February 11, 1998, the Company's Board of Directors implemented a one-for-five reverse split of the Common Stock which was effective February 23, 1998. The reverse split was approved in order to satisfy the new Nasdaq requirements. All information regarding the Common Stock in this Proxy Statement has been adjusted to reflect the reverse stock split.

                            PROPOSALS OF SHAREHOLDERS

         Proposals of shareholders of the Company intended to be presented at the Company's next annual meeting of shareholders must be received by the President of the Company at the above address no later than October 1, 1998, in order for any such proposals to be included in the Company's Proxy Statement and form of Proxy relating to that meeting.

                                OUTSTANDING STOCK

     Common Stock, $.35 par value ("Common Stock"), of which there were 2,120,351 shares outstanding on the record date, constitutes the only class of outstanding voting securities issued by the Company. Each shareholder will be entitled to cast one vote for each share of Common Stock held. Votes may be cast in person or by proxy. Only shareholders of record at the close of business on February 5, 1998, will be entitled to vote at the meeting.

     The following table sets forth as of February 5, 1998, the shares of Common Stock and percentage of total shares owned by the shareholders known to beneficially own 5% of the Company's outstanding shares of Common Stock, each director and nominee for election to the Board of Directors of the Company and as to all officers and directors as a group. All persons indicated have (unless indicated to the contrary) sole or shared with spouse voting and dispositive power over such shares.

Name and Address of Beneficial
Owner, Name of Director or                  Amount
Nominee or Identity of Group           Beneficially Owned          Percentage
----------------------------           ------------------          ----------

Paul W. Harrison                          890,000 (1)(2)              35.2%
9040 Roswell Road
Suite 470
Atlanta, Georgia  30350

Larry Fisher                              184,666 (1)                  8.5%
9040 Roswell Road
Suite 470
Atlanta, Georgia  30350

Lindley S. Branson                         92,095 (1)                  4.2%

Richard T. Chase                           12,142 (1)                     *

Sanford L. Schwartz                        26,981 (1)(3)               1.3%

All Officers, Directors and             1,382,635 (1)(2)(3)           50.3%
  Nominees as a Group (9 persons)

--------------------

*  Less than one percent of shares outstanding.

(1) Includes for the following persons the number of shares set forth opposite their name which are issuable within 60 days of the record date upon exercise of outstanding stock purchase options or warrants or conversion of outstanding debentures: Harrison--406,666 shares; Fisher--64,666 shares; Branson--55,380 shares; Case--12,000 shares; Schwartz--20,214 shares; and all officers and directors as a group--630,594 shares.

(2) Includes 400,000 shares owned by Paul Harrison Enterprises, Inc. ("PHE"), of which Mr. Harrison is an officer and director and major shareholder, 83,333 shares owned by HALIS, Inc. ("HALIS"), of which Mr. Harrison is the Chairman of the Board of Directors and Chief Executive Officer and a major shareholder and 320,000 shares subject to issuance pursuant to exercise of options held by PHE.

(3) Includes shares owned by Creative Business Strategies, Inc. ("CBS"). Mr. Schwartz is an officer, director and principal shareholder of CBS.


     During 1997, the Company completed a series of transactions with HALIS, Inc., a Georgia corporation, two officers and directors of HALIS; MERAD Corporation, a Georgia corporation ("MERAD"), which is a wholly-owned subsidiary of Paul Harrison Enterprises, Inc., an affiliate of HALIS, and several shareholders of HALIS.

     These transactions followed the execution during August 1997, by HealthWatch and HALIS of a letter of intent which contemplated a merger of the two companies. HALIS, based in Atlanta, Georgia, is a publicly-traded company (OTC Bulletin Board Symbol: "HLIS"), which supplies information technology and services focused on the healthcare industry. Utilizing advanced healthcare models and information technology, HALIS has developed the HALIS Health Care Enterprise System, a single system which integrates all of the major functions needed by clinics, hospitals, healthcare practices, payers, long-term care facilities, laboratories, pharmacies and home healthcare facilities. HALIS is implementing a corporate strategy which combines external acquisitions and internal sales growth.

     HALIS and HealthWatch had originally planned to merge. Following discussions, HALIS and HealthWatch determined that it would be preferable, at that time, for the two companies to adopt a shared business development strategy, but for HealthWatch to remain a separate company. To implement this strategy, HealthWatch and HALIS entered into a business collaboration agreement whereby HealthWatch and HALIS will share sales prospects and HealthWatch will develop technology and an integration database engine designed to monitor, capture and manage medical information at the point of care.

     In addition, the Company has obtained a license from MERAD to certain artificial intelligence computer software and a multimedia database utility, and has retained MERAD to develop proprietary software technology which will be used to expand HealthWatch's product offerings to include products and services specifically focused on monitoring, capturing and managing medical information at the point of care. Further, Paul Harrison, Chairman of the Board, Chief Executive Officer and President of HALIS, and Larry Fisher, a Director and Executive Vice-President, Chief Administrative Officer and Secretary of HALIS joined the HealthWatch Board of Directors.

     In connection with these transactions, PHE (a firm controlled by Mr. Harrison), Mr. Fisher and two non-affiliated shareholders of HALIS exchanged 1,100,000 of their shares of HALIS common stock for 880,000 shares of the Company's Common Stock and PHE was granted an option to exchange an additional 400,000 shares of HALIS common stock for an additional 320,000 shares of HealthWatch Common Stock, the exchange ratio being based on the market value for each company's common stock at the time that the transaction was negotiated, and HALIS invested $125,000 in HealthWatch in consideration for which HALIS acquired 83,333 shares of HealthWatch Common Stock. In furtherance of the business collaboration with HALIS and to assist the Company in maintaining a minimum net worth of $2,000,000 as required by The Nasdaq Stock Market, Inc. for companies whose stock is listed on Nasdaq, during February 1998, the PHE option was exercised by PHE and its assigns and PHE exchanged an additional 1,262,000 shares of HALIS common stock for 378,600 shares of HealthWatch Common Stock. Following these transactions, HALIS, PHE and Mr. Harrison and Mr. Fisher in the aggregate owned 1,130,333 shares of HealthWatch Common Stock, representing approximately 40% of the then outstanding shares of the Company's Common Stock. Mr. Harrison and Mr. Fisher have also been granted options to acquire an aggregate of 230,000 shares of the Company's Common Stock at $2.65625 per share and acquired options for an aggregate of 33,333 shares at $1.71875 per share in connection with short-term loans to the Company of $34,000. See "Information Concerning Directors and Officers--Certain Transactions."

                              ELECTION OF DIRECTORS

     Proxies returned by shareholders will be voted at the meeting, in the absence of contrary indication, in favor of the election of the following four persons as directors. Richard T. Case and Sanford L. Schwartz, were elected as directors at the Special Meeting of Shareholders held on April 15, 1997 and Paul
W. Harrison and Larry Fisher were appointed to the Board during November 1997, in each case, to hold office until the next Annual Meeting of Shareholders and thereafter until their successors have been duly elected and qualified, unless a prior vacancy shall occur by reason of their death, resignation or removal from office.

     Although management has no reason to believe that any of the nominees will be unable to serve as a director, if that contingency should occur, it is intended that the shares represented by the Proxies will be voted, in the absence of contrary indication, for any substitute nominee designated by the Board of Directors, unless the Board determines to reduce its size appropriately. Proxies will not be voted for more than four nominees to the Board of Directors.

     The nominees to the Board of Directors of the Company are as follows:



Name                          Director Since                Age          Positions with the Company
----                          --------------                ---          --------------------------
Paul W. Harrison              November 1997                 43           Chairman of the Board of Directors

Richard T. Case(1)(2)         April 1997                    47           Director

Larry Fisher                  November 1997                 53           Director

Sanford L. Schwartz(2)        1983                          47           Director

----------------------

(1)  Member of Audit Committee.

(2)  Member of Compensation Committee.


     Paul W. Harrison has extensive experience in the United States and internationally managing information technology companies. He has been the Chairman & CEO of HALIS, Inc. since November 1996, and a significant owner in PHE, a privately-held information technology management company. Mr. Harrison was the President and Managing Member of AUBIS, LLC from February 1995 to December 1997, which owned two information system companies that were merged into HALIS in November 1996. Mr. Harrison was an executive with and advisor to HBO & Company, a leading healthcare information systems company, from June 1993 until December 1994. Prior to HBOC, Mr. Harrison was the CEO of BIVEN, Inc. from April 1991 to June 1993, which sold software and other technology-related assets to HBOC in June 1993.

     Richard T. Case. Mr. Case has been President of Benchmark Associates, a business consulting firm since 1985. Mr. Case was President of PolyMedica Industries, Inc., a medical products company from May 1990 to July 1992. Mr. Case served as a director of the Company from 1990 to 1994.

     Larry Fisher has served as Executive Vice President of HALIS, Inc. since June 1997. Mr. Fisher was the founder of Fisher Business Systems, Inc.
("Fisher"), the predecessor of HALIS, and served as a director since its organization in 1979. Mr. Fisher subsequently served as President, Chief Executive Officer and Treasurer of Fisher from 1979 to 1992, and as Chairman of the Board, from December 1992 to November 1996. He led the development of the first generation of Fisher's products for the hospitality marketplace and is a recognized leader in the industry. Under his management, Fisher developed the first integrated point-of-sale and back office system for the food service industry. He also directed Fisher's efforts in the development of its second generation touch screen system. Prior to 1979, Mr. Fisher was employed by IBM for 11 years in several executive sales and marketing positions. In his last such position, Mr. Fisher was responsible for creating, implementing and monitoring national marketing programs for the retail and hospitality industries.

     Sanford L. Schwartz. Mr. Schwartz, Chairman of the Board of Directors of the Company, has been a consultant with Creative Business Strategies, Inc., a business/development consulting firm, since July 1992. He served as Chief Executive Officer of the Company from June 1983 to September 1993 and as Chairman of the Board of Directors from June 1983 to November 1997. Mr. Schwartz is a director of Renaissance Entertainment Corporation.

     During fiscal 1997, the Board of Directors met nine times. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during fiscal 1996 during the period for which they were directors. During fiscal 1997, the functions which would be served by an audit, nominating and compensation committee were reserved to the full Board of Directors. New Audit and Compensation Committee members will be appointed following the Annual Meeting. Directors who are not otherwise compensated by the Company generally have been compensated through the issuance of stock options.

     CERTAIN FILINGS. On May 1, 1991, comprehensive new rules promulgated by the Securities and Exchange Commission relating to the reporting of securities transactions by directors and officers became effective. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended June 30, 1997 all required reports were timely filed, except that Richard T. Case, a director of the Company, failed to file one report on a timely basis reporting his ownership of the Company's Common Stock at the time that he was elected a director of the Company.


                  INFORMATION CONCERNING DIRECTORS AND OFFICERS

COMPENSATION

     The following table sets forth, on an accrual basis, the aggregate cash compensation paid by the Company and its subsidiaries during the three fiscal years ended June 30, 1997, to the Company's Presidents and Chief Executive Officers and Chairman of the Board of Directors. No officer or director of the Company received compensation of $100,000 or more in fiscal 1996 or 1997.



Name and Principal         Fiscal                                     Options          Restricted
    Position                Year         Salary         Bonus     (No. of Shares)     Stock Awards
    --------                ----         ------         -----     ---------------     ------------

Daniel J. Kelly             1997         $80,770          --        120,000 shs.           --
 President and CEO          1996              --          --             --                --
                            1995              --          --             --                --

Lindley S. Branson          1997         $53,000          --         50,000 shs.           --
 President and CEO          1996          54,000          --          3,714 shs.           --
                            1995              --          --             --                --

Sanford L. Schwartz,        1997       $  32,567(1)       --         20,000 shs.           --
  Chairman of the           1996          36,247(1)       --             --                --
  Board of Directors        1995          33,250(1)       --          2,207 shs.        7,249 shs.(1)


------------

(1) Includes amounts paid to Creative Business Strategies, Inc. Mr. Schwartz is an officer, director and principal shareholder of CBS. The fair market value as of the date of grant of the shares of Common Stock subject to the stock award in 1995 was $81,000.


STOCK BASED COMPENSATION

     The Company has a 1989 Incentive Stock Option Plan and 1993 and 1995 Stock Option Plans ("the Plans") for its key employees directors and consultants to purchase shares of the Company's Common Stock. The Plans provide that the purchase price of the shares covered by incentive stock options may not be less than the fair market value of the shares on the date the option was granted. Nonstatutory stock options granted can be granted at exercise prices of 85% or more of the fair market value of the Company's Common Stock on the date of grant. To date, all options granted under the Plans have been at exercise prices equal to the fair market value of the Common Stock on the date the Company agreed to grant the options.

     The Company has, from time to time, also provided nonstatutory stock options outside of the Plans to directors, officers and consultants and has awarded stock grants to officers, directors, employees and consultants in consideration for services. These nonstatutory options generally have had a term of three to five years and have had exercise prices equal to the fair market value of the Company's Common Stock on the date the options were granted. At February 5, 1998, the Company had an aggregate of 646,562 shares reserved for issuance pursuant to outstanding stock options under the Plans.

DIRECTORS' REPORT. On August 25, 1997, the Board of Directors unanimously approved repricing all outstanding stock options held by current employees and directors of the Company (a total of 348,714 shares), including 120,000, 53,714, 12,000 and 20,000 shares subject to options held by Daniel J. Kelly, Lindley S. Branson, Richard T. Case and Sanford L. Schwartz, respectively, all of whom were directors or officers of the Company. It was the Board of Directors' opinion that the repricing of these options was appropriate in view of the Company's inability to provide adequate cash compensation, particularly to its officers and directors, due to the Company's lack of working capital. During August 1997, Daniel J. Kelly was being paid $6,500 per month, which represented a reduction in the $12,500 per month he was to have been paid pursuant to his employment agreement with the Company, and the Company had an accrued obligation of $11,353 to Sanford L. Schwartz and an affiliated company which was then past due.

     The following table shows option grants during fiscal 1997 to the named executive officers of the Company. Reference is also made to the information included above under "Compensation."


                                Options Granted         Percent of Total         Exercise          Expiration
        Name                    in Fiscal 1997          Options Granted            Price              Date
 ------------------------     --------------------    ---------------------    --------------     -------------
 Daniel J. Kelly                 120,000 shs.                37.3%              $10.3125(1)         12/18/01

 Lindley S. Branson               50,000 shs.                15.5%              $10.3125(1)         12/16/01

 Sanford L. Schwartz              20,000 shs.                 6.2%              $10.3125(1)         12/16/01

-------------

(1) These options were replaced at an exercise price of $2.80 per share, the fair market value for the Company's Common Stock on August 25, 1997, the date on which the replacement options were granted.

     The following table shows the number of options exercised during fiscal 1997 and the 1997 fiscal year-end value of the options held at the end of the fiscal year by the named executive officer.

                                                                                       Value of Unexercised
                                                          Number of Unexercised         in-the-money Options
                                Shares Acquired on      Options at June 30, 1997         at June 30, 1997
      Name                     Exercise of Options     Exercisable/Unexercisable     Exercisable/Unexercisable
-----------------------        -------------------     -------------------------     -------------------------
Daniel J. Kelly                          None                  0/120,000 shs.                $-0-/$-0-
Lindley S. Branson                       None                23,702/30,000 shs.              $-0-/$-0-
Sanford L. Schwartz                      None                12,207/10,000 shs.              $-0-/$-0-


CERTAIN TRANSACTIONS

     During the fourth quarter of calendar 1997, the Company completed a series of transactions with HALIS; two officers and directors of HALIS; MERAD Corporation, which is a wholly-owned subsidiary of Paul Harrison Enterprises, Inc., an affiliate of HALIS; and several shareholders of HALIS. These transactions followed the execution during August 1997, by HealthWatch and HALIS of a letter of intent which contemplated a merger of the two companies. In furtherance of the business collaboration with HALIS and to assist the Company in maintaining a minimum net worth of $2,000,000 as required by The Nasdaq Stock Market, Inc. for companies whose stock is listed on Nasdaq, during February 1998, the PHE option was exercised by PHE and its assigns and PHE exchanged an additional 1,262,000 shares of HALIS common stock for 378,600 shares of HealthWatch Common Stock. The exchange ratio for the shares exchanged in February was based on the market value for each company's common stock at the time that the exchange was negotiated.

     HALIS and HealthWatch had originally planned to merge. Following discussions, HALIS and HealthWatch determined that it would be preferable for the two companies, at that time, to adopt a shared business development strategy, but for HealthWatch to remain a separate company. To implement this strategy, HealthWatch and HALIS entered into a business collaboration agreement whereby HealthWatch and HALIS will share sales prospects and HealthWatch will develop technology and an integration database engine designed to monitor, capture and manage medical information at the point of care.

     In addition, the Company obtained a non-exclusive license from MERAD to certain artificial intelligence computer software and a multimedia database utility, and retained MERAD to develop proprietary software technology which will be used to expand HealthWatch's product offerings to include products and services specifically focused on monitoring, capturing and managing medical information at the point of care. MERAD is to be paid $15,000 per month for 24 months to develop the software and is to be paid a royalty of from 5% to 1% of the gross proceeds the Company derives from the sale of the software.

     During the fourth quarter of calendar 1997, PHE, Mr. Fisher and two non-affiliated shareholders of HALIS exchanged 1,100,000 of their shares of HALIS common stock for 880,000 shares of the Company's Common Stock and PHE was granted an option to acquire 320,000 additional shares of HealthWatch Common Stock in exchange for 400,000 additional shares of HALIS common stock, the exchange ratio being based on the market value for each company's common stock at the time that the transaction was negotiated; and HALIS acquired 83,333 shares of the Company's Common Stock for a purchase price of $125,000. In furtherance of the business collaboration with HALIS and to assist the Company in maintaining a minimum net worth of $2,000,000 as required by The Nasdaq Stock Market, Inc. for companies whose stock is listed on Nasdaq, during February 1998, the PHE option was exercised by PHE and its assigns and PHE exchanged an additional 1,262,000 shares of HALIS common stock for 378,600 shares of HealthWatch Common Stock. The exchange ratio for the shares exchanged in February was based on the market value for each company's common stock at the time that the exchange was negotiated.

     Effective October 10, 1997, PHE and Paul W. Harrison entered into a consulting agreement with the Company which expires on December 31, 1998. The agreement provides for, among other things, the payment to PHE commencing on January 1, 1998 of $15,000 per month, the granting of a seven-year nonstatutory stock option to Mr. Harrison representing the right to acquire up to 150,000 shares of the Company's Common Stock at $2.65625 per share, the then fair market value for the Company's Common Stock, and to loan to Mr. Harrison up to $200,000 payable in four equal annual installments and bearing interest at 7% per annum. As of the date of this Proxy Statement, $0 had been borrowed pursuant to the loan commitment.

     Effective October 10, 1997, Larry Fisher entered into a consulting agreement with the Company which expires on December 31, 1998. The agreement provides, among other things, for the grant of a seven-year nonstatutory stock option representing the right to acquire 80,000 shares of the Company's Common Stock at $2.65625 per share, the then fair market value for the Company's Common Stock.

     On December 18, 1996, Daniel J. Kelly entered into an employment agreement with the Company pursuant to which he is to be paid $150,000 per annum, is eligible for a bonus of up to one-third of his base salary and received an option to purchase 120,000 shares of the Company's Common Stock. The Agreement provides for a severance payment equal to five months salary if his employment is terminated before December 31, 2000.

     On January 22, 1998, Paul W. Harrison, Larry Fisher and Lindley S. Branson each loaned the Company $17,000 for a period of 90 days. The loans bear interest at 7% per annum. As additional compensation for making the loans, each was granted a warrant to acquire 16,666 shares of the Company's Common Stock at $1.71875 per share, the fair market value for the Company's Common Stock on January 22, 1998. In addition, during January 1998, a $35,000 loan which Mr. Branson made during the fourth quarter of calendar 1997 was paid by the issuance to Mr. Branson of 20,000 shares of the Company's Common Stock.

                     AMENDMENT TO ARTICLES OF INCORPORATION
                   TO INCREASE NUMBER OF AUTHORIZED SHARES OF
                        COMMON STOCK AND PREFERRED STOCK

     The Company's Articles of Incorporation presently authorizes the issuance of a total of 2,857,143 shares of Common Stock, par value $.35 per share, and 285,714 shares of Preferred Stock, par value $.35 per share. At February 5, 1998, 2,120,351 of the 2,857,143 authorized shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding. In addition, at February 5, 1998, an aggregate of 1,316,842 shares of Common Stock were reserved for issuance upon conversion of outstanding stock options, warrants and convertible securities at prices ranging from $1.71875 to $70.00 per share, including an aggregate of 905,714 shares reserved for issuance pursuant to the exercise of stock options and warrants granted to officers and directors or their affiliates and 320,000 shares reserved for issuance to PHE pursuant to an option it has to exchange up to 400,000 shares of HALIS common stock for 320,000 shares of the Company's Common Stock.

     The Company's Common Stock is currently listed on the Nasdaq Small Cap Market (Symbol: HEAL). In order for the Company's Common Stock to remain listed on the Nasdaq Small Cap Market, the Company must, among other things, maintain a minimum tangible net worth of $2 million and, as of February 23, 1998, a minimum bid price of $1.00 per share. At December 31, 1997, the Company's tangible net worth (as defined for purposes of satisfying the Nasdaq net worth requirement) was $1,078,361. In order to, among other things, meet this requirement, following the record date, the Company has issued 729,950 shares of its Common Stock and 1,209 shares of its 10% Preferred Stock to raise additional working capital and to improve its tangible net worth. The Company and HALIS are pursuing certain joint business opportunities and HealthWatch believes that increasing HealthWatch's investment in HALIS is consistent with the pursuit of these opportunities. HealthWatch currently owns 2,762,000 shares of HALIS' common stock (representing approximately 6% of HALIS' outstanding shares of common stock) and HALIS currently owns 83,333 shares (approximately 4%) of HealthWatch's Common Stock. Paul W. Harrison, the founder and a control shareholder of PHE, was elected to the HealthWatch Board of Directors in connection with a transaction in which certain HALIS shareholders, including PHE, exchanged shares of HALIS common stock for shares of HealthWatch Common Stock (see "Information Concerning Directors and Officers--Certain Transactions"). Mr. Harrison, who is Chairman of the Board and Chief Executive Officer of HALIS, has been elected Chairman of the Board of HealthWatch.

     After giving effect to all shares reserved for issuance for outstanding stock options, warrants and convertible securities, and the transactions described above, the Company does not have sufficient shares for use in future transactions involving the issuance of shares of Common Stock, including the potential issuance of shares upon exercise or conversion of outstanding stock options, warrants and convertible securities. The Board of Directors has adopted a proposed amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock to 50 million shares, par value $.01 per share, and the number of authorized shares of Preferred Stock to 5 million shares, par value $.01 per share. The additional stock, if so authorized, could be used at the discretion of the Board of Directors without any further action by the shareholders, except as required by applicable law or regulation or the rules and regulations of The Nasdaq Stock Market, Inc., in connection with acquisitions, efforts to raise additional capital for the Company, additional exchanges for shares of HALIS common stock and for other corporate purposes. Shares of the stock will be issued only upon a determination by the Board of Directors that a proposed issuance is in the best interests of the Company.

     As part of its new business plan, HealthWatch plans to focus on high margin software driven technology and to try to expand its business by acquiring companies that fit into one of the following models: companies with healthcare information technology; companies which provide services at the point of care, such as home health companies; companies which distribute healthcare, monitoring and measuring devices which can be connected through new software being developed for HealthWatch to processing systems elsewhere in the enterprise; and system integrators who provide hardware and software solutions to healthcare and other industries which can increase their focus on the growing healthcare market utilizing the healthcare software technology currently being developed in the systems which such integrators provide. HealthWatch does not have any agreements or proposed agreements with any companies which would result in the issuance of HealthWatch Common Stock to acquire such companies. However, the Company has a non-binding letter of intent with a private systems integrator, the acquisition of which, if completed as being discussed, would require that the Company obtain additional capital through the issuance of its securities, in order to raise the cash which would be required to complete the acquisition. The Company believes that it is important to have the ability to utilize its securities to acquire such businesses should the opportunity arise.

     The increase in authorized shares will allow the Board of Directors of the Company to consider and, if the Board believes it to be in the best interest of the Company, take advantage of any such acquisition possibilities. In addition, the flexibility invested in the Company's Board of Directors to authorize the issuance and sale of authorized but unissued shares of Common Stock and/or to issue Preferred Stock in one or more series could enhance the Board of Directors' bargaining capacity on behalf of the Company in a takeover situation and could, under certain circumstances be used to render more difficult or to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management, even if such a transaction were favored by the holders of the requisite number of the then outstanding shares. Accordingly, shareholders of the Company might be deprived of an opportunity to consider a takeover proposal which a third party might consider if the Company did not have authorized a significant number of unissued shares of Common Stock and a class of authorized but unissued Preferred Stock.

     The Company is not aware of any present efforts to gain control of the Company or to organize a proxy contest. There are no "anti-takeover" measures which are currently part of the Company's Articles of Incorporation, Bylaws or agreements.

     The Board of Directors recommends a vote FOR this proposed amendment to the Articles of Incorporation. An affirmative vote by holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting of shareholders is required to approve the amendment.

               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
                          TO CHANGE THE CORPORATE NAME

     The Company's Board has adopted, and is recommending to the stockholders for their approval at the Annual Meeting, a resolution to amend Article I of the Company's Articles of Incorporation to change the corporate name. The applicable text of the Board's resolution is as follows:

     "RESOLVED, that Article I of the Company's Articles of Incorporation be amended to read in its entirety as follows:

     The name of this corporation shall be Tesyn Incorporated."

     In the judgment of the Board of Directors, the change of corporate name is desirable in view of the change in the strategic focus of the business of the Company resulting from the recent business collaboration with HALIS and the agreement with MERAD Corporation to develop proprietary software technology which will be used to expand the Company's product offerings to include products and services focused on digitizing, monitoring, capturing and managing medical information at the point of care. These transactions were part of a strategic corporate program to diversify the Company's business operations.

     If the proposed name change is adopted, it is the intent of the Company to use the trade name Tesyn in connection with its new software technology business and in its communications with stockholders and the investment community and to continue to use the name HealthWatch Technologies to conduct its medical products operations.

     If the amendment is adopted, stockholders will not be required to exchange outstanding stock certificates for new certificates.

     Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting. If approved by the stockholders, the amendment to Article I will become effective upon filing with the Secretary of the State of Minnesota an Articles of Amendment to the Company's Articles of Incorporation, which filing is expected to take place shortly after the Annual Meeting. However, the Board of Directors will be authorized, without a further vote of the stockholders, to abandon the name change and determine not to file the Articles of Amendment if the Board concludes that such action would be in the best interest of the Company and its stockholders. If this proposal is not approved by the stockholders, then the Articles of Amendment will not be filed.

     The Board believes that the proposal to amend the Company's Articles of Incorporation to change the corporate name is in the best interest of the Company and recommends a vote FOR approval of the proposal.

                              INDEPENDENT AUDITORS

     Silverman Olson Thorvilson & Kaufmann Ltd. has served as the Company's independent auditors since the Company's formation in 1983. The Company does not expect that a representative of Silverman Olson Thorvilson & Kaufmann Ltd. will be present at the meeting.

                                  OTHER MATTERS

     Management does not intend to bring before the meeting any business other than as set forth in this Proxy Statement and has not been informed that any other business is to be presented to the meeting. If any matters other than those referred to above should properly come before the meeting, however, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment.

     Please sign and return promptly the enclosed Proxy in the envelope provided. The signing of a Proxy will not prevent your attending the meeting and voting in person.


                                     By Order of the Board of Directors
                                     Paul W. Harrison
                                     Chairman of the Board
March 16, 1998

                                HEALTHWATCH, INC.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 March 31, 1998


     The undersigned shareholder of HealthWatch, Inc. (the "Company") hereby appoints Paul W. Harrison and Daniel J. Kelly or either of them, as attorneys, agents and proxies of the undersigned with full power of substitution in each of them, to vote in the name and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on March 31, 1998, and at all adjournments thereof, all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present, with the powers the undersigned would possess if personally present.


      I.       GRANT                 Authority  to vote for  election  of
                                     Richard  T.  Case,  Larry  Fisher,  Paul W.
                                     Harrison and Sanford L. Schwartz to serve as directors. You may withhold authority to vote for a nominee by lining through his name.
               WITHHOLD


     (The Board of Directors recommends that you GRANT authority to vote for the election of directors.)



     II.       FOR       amending   Article  III  of  the   Company's   Articles
               AGAINST   of Incorporation to increase the authorized shares of
               ABSTAIN   Common Stock and Preferred Stock.



    III.       FOR       amending Article I of the Company's Articles of
               AGAINST   Incorporation to change the Company's name to Tesyn
               ABSTAIN   Incorporated.


     (The Board of Directors recommends that you vote FOR proposals II and III.)


     IV. In their discretion, upon such other business as may properly come before the meeting;


all as set out in the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 16, 1998, receipt of which is hereby acknowledged.

                  (Continued, and to be SIGNED, on other side)

                           (Continued from other side)

     ALL SHARES WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED FOR THE DIRECTORS AND FOR THE AMENDMENTS TO THE ARTICLES OF INCORPORATION, ALL AS SET FORTH IN THE PROXY STATEMENT.

     Both of said attorneys or their substitutes who shall be present and act, or if only one shall attend, then that one, shall have and may exercise all the powers of said attorneys hereunder.

                                            Dated
                                                 -------------------------------
                                                     (Please insert date)

                                            ------------------------------------
                                                          (Signature)


                                            ------------------------------------
                                                 (Joint Owner's Signature)



                                            [Signature(s)   should   agree  with
                                            stenciled  name(s).] When signing as
                                            attorney,     guardian,    executor,
                                            administrator  or  trustee,   please
                                            give  title.  If  the  signer  is  a
                                            corporation,  please  give  the full
                                            corporate  name  and  sign by a duly
                                            authorized   officer,   showing  his
                                            title. EACH joint owner is requested
                                            to sign.

                 PLEASE EXECUTE AND RETURN THIS PROXY PROMPTLY.
                      YOUR COOPERATION WILL BE APPRECIATED.



                                      -2-